EXHIBIT 4.1

                              FIRST AMENDMENT
                               June 30, 1994


     This First Amendment dated as of June 30, 1994 (this "First Amendment") is by and among Transco Energy Company, a Delaware corporation (the "Borrower"), the banks (the "Banks") and co-agent ("Co-Agent") parties to that certain Amended and Restated Credit Agreement dated as of December 31, 1993 among the Borrower, the Banks, the Co-Agent and Citibank, N.A., as agent (the "Agent") for the Banks (the "Credit Agreement"), and Citibank, N.A., as Agent.

In consideration of the mutual promises contained herein, the parties hereto agree as follows:

     PRELIMINARY STATEMENT. The Borrower, the Banks, the Co-Agent and the Agent have agreed to amend the Credit Agreement as hereinafter set forth. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

     Section 1. Amendment to Credit Agreement. The date "December 31, 1994" set forth in clause (i)(b) of Section 5.02(m), and in clause (b) of the proviso in the definition of Consolidated Net Worth in Section 1.01, of the Credit Agreement is hereby deleted and, in both such instances, the date "June 30, 1995" is inserted in replacement thereof.

     Section 2. Conditions of Effectiveness. This First Amendment shall become effective when, and only when, the Agent shall have received counterparts of, or telecopied signature pages of, this First Amendment executed by the Borrower and the Required Banks in accordance with Section 8.01 of the Credit Agreement.

     Section 3. Representations. The Borrower represents and warrants to each of the Banks, the Co-Agent and the Agent that:

          (a)  the representations and warranties contained in
     Article IV of the Credit Agreement, the representations and warranties set forth in Section 5 of the TGPL Guaranty and the representations and warranties set forth in Section 5 of the TXG Guaranty are true and correct on and as of the date hereof (except that representations and warranties which expressly related to a specific date or specific dates shall continue to relate to such dates) and shall have the same force and effect as if set forth in full herein; and

          (b) after giving effect to this First Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

     Section 4.  Reference to and Effect on the Loan Documents.
     (a) Upon the effectiveness of this First Amendment on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) The Credit Agreement, as amended by this First Amendment, is and shall remain in full force and effect and is hereby ratified and confirmed.

     (c) Except as expressly provided herein, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Bank or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable out-of-pocket expenses of the Agent and the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and under the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 6. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 7. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment and to agree to the various matters set forth herein. Each Bank also acknowledges that it will, inde-pendently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropri-ate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement as amended hereby.

     Section 8. Authority, etc. The Borrower hereby represents and warrants to the Agent, the Co-Agent and the Banks that (i) the Borrower and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution, delivery and performance of this First Amendment, and the performance of the Credit Agreement, as amended hereby, by the Borrower are within the power of the Borrower, have been duly authorized by all necessary corpor-ate action and do not contravene (A) the Borrower's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting the Borrower, and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement, as amended hereby, (iii) this First Amendment has been duly executed and delivered by the Borrower, (iv) this First Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally,
(v) no authorization, consent or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person not a party hereto is required for the due execution, delivery and performance of this First Amendment or the performance of the Credit Agreement, as amended hereby.

     Section 9. Default. Without limiting any other event which may constitute an Event of Default, in the event any representation or warranty set forth herein shall be incorrect or misleading in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement, as amended hereby.

     Section 10.  Governing Law.  This First Amendment and the
Credit Agreement, as amended hereby, shall be governed by and construed in accordance with the law of the State of New York.

     Section 11. Headings. Section headings in this First Amend-ment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWER:

                                   TRANSCO ENERGY COMPANY


                                   By: /s/ R. Scott Amann
                                       Authorized Officer


                                   AGENT:

                                   CITIBANK, N.A.
                                    as Agent


                                   By: /s/ Barbara A. Cohen
                                       Authorized Officer


                                   CO-AGENT:

                                   BANK OF MONTREAL
                                    as Co-Agent


                                   By: /s/ Donald G. Warmington
                                       Authorized Officer


                                   BANKS:

                                   CITIBANK, N.A.


                                   By: /s/ Barbara A. Cohen
                                       Authorized Officer


                                   BANK OF MONTREAL


                                   By: /s/ Donald G. Warmington
                                       Authorized Officer


                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ A. S. Norsworthy
                                       Authorized Officer


                                   BARCLAYS BANK, PLC


                                   By: /s/ Nancy L. Forster
                                       Authorized Officer


                                   THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION)


                                   By: /s/ Bettylou Robert
                                       Authorized Officer


                                   CHEMICAL BANK


                                   By: /s/ Cliff Wilson, III
                                       Authorized Officer


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION


                                   By: /s/ Lee E. McKinstrey
                                       Authorized Officer

                                   THE BANK OF NEW YORK


                                   By: /s/ Daniel T. Gates
                                       Authorized Officer


                                   THE FIRST NATIONAL BANK OF
                                    BOSTON


                                   By: /s/ Richard A. Low
                                       Authorized Officer


                                   NATIONSBANK OF TEXAS, N.A.


                                   By: /s/ Kristin B. Palmer
                                       Authorized Officer


                                   CIBC INC.


                                   By: /s/ Jeff D. Westland
                                       Authorized Officer


                                   CONTINENTAL BANK N.A.


                                   By: /s/ Robert W. Bolt
                                       Authorized Officer


                                   THE NIPPON CREDIT BANK, LTD.


                                   By: /s/ Hideaki Mori
                                       Authorized Officer


                                   SOCIETE GENERALE,
                                    SOUTHWEST AGENCY


                                   By: /s/ R. A. Erbert
                                       Authorized Officer


                                   SWISS BANK CORPORATION,
                                    NEW YORK BRANCH


                                   By: /s/ Nancy A. Hanrahan
                                       Authorized Officer


                                   By: /s/ Clark Worthley
                                       Authorized Officer


                                   CREDIT LYONNAIS CAYMAN ISLAND
                                    BRANCH


                                   By: /s/ Xavier Ratouis
                                       Authorized Officer